SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.   20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 8, 1998
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                                BRT REALTY TRUST
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               (Exact name of registrant as specified in charter)




Massachusetts                 I-7172                  13-2755856
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(State or other       (Commission file No.)       (IRS Employer
 jurisdiction of                                    I.D. No.)
 incorporation)


60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
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(Address of principal executive offices)             (Zip code)


Registrant's telephone number, including area code     516-466-3100
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Item 5. - Other Events


On July 8th and 9th, 1998, BRT Realty Trust ("BRT") agreed to purchase in private transactions 858,300 shares of its outstanding beneficial shares at a consideration of $8.95 per share or a total consideration of $7,681,785. The shares were purchased from three separate groups, all unaffiliated with BRT (and its Trustees and Officers). The price was negotiated at arms length. The funds used by BRT to make these purchases came from its working capital. After completion of these transactions, BRT has 7,162,881 shares outstanding.

BRT's Board of Trustees previously authorized the purchase of 1,250,000 shares in the open market or in private transactions. After completion of these transactions, BRT had purchased a total of 1,614,262 shares and accordingly, it is not currently purchasing any additional shares. BRT's Board approved exceeding its previously authorized 1,250,000 shares repurchase in order to accommodate the purchase of the 858,300 shares.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BRT REALTY TRUST


                                                     By:(s)Simeon Brinberg
                                                     ---------------------
                                                     Simeon Brinberg, Secretary



Date:  July 20, 1998